Exhibit 10.8
NUANCE COMMUNICATIONS, INC.
AMENDMENT TO CHANGE OF CONTROL AND SEVERANCE AGREEMENT - EVP
This Amendment (the “Amendment”) amends the Change of Control and Severance Agreement that was entered into by and between [________] (“Executive”) and Nuance Communications, Inc., a Delaware corporation (the “Company”) as of [________] (the “Change of Control and Severance Agreement), as follows:

1.	Time-Based Equity Awards. Section 3(a)(iii) of the Change of Control and Severance Agreement is hereby amended and restated in its entirety as follows:
“Time-Based Equity Awards. Vesting of each (if any) of Executive’s then outstanding and unvested time-vesting equity awards (excluding any awards vesting based on performance) covering shares of the Company’s common stock that are scheduled to vest in the twelve (12)-month period that immediately follows the date of such termination of employment (disregarding any accelerated vesting provisions). For the avoidance of doubt, the vesting provided in this Section 3(a)(iii) applies only to the portion of an award that is scheduled to vest in the twelve (12)-month period that immediately follows the date of Executive’s termination of employment. No vesting will be provided under this Section 3(a)(iii) with respect to any shares that are scheduled to vest more than twelve (12) months following the date of Executive’s termination of employment.

2.	Change of Control. Section 3(c)(i) of the Change of Control and Severance Agreement is hereby amended and restated in its entirety as follows:
“Upon a Change of Control, a number of Executive’s then-outstanding performance-based restricted stock units granted under the Company’s 2000 Stock Plan or any successor thereto (the “Plan”) that are subject to financial and/or operational performance goals for the fiscal year or other performance period in which the Change of Control occurs will become eligible for time-based vesting as if the performance goals had been achieved at 100% of targeted performance (the “Eligible Shares”). Following the Change of Control, the original time-based vesting schedule for the Eligible Shares, if any, will cease to apply and the Eligible Shares will instead vest on the last day of the performance period in which the Change of Control occurs, subject to Executive’s remaining a Service Provider (as defined in the Plan) through such date, or, if earlier, upon Executive’s termination by the Company or its successor other than for Cause or upon Executive’s resignation for Good Reason.”

3.	Death and Disability. Section 3(e)(ii) of the Change of Control and Severance Agreement is hereby amended and restated in its entirety as follows:
“One hundred percent (100%) of Executive’s then outstanding and unvested time-vesting equity awards (excluding any awards vesting based on performance) covering shares of the Company’s common stock will become vested. In addition, if such termination occurs before the end of an applicable performance period, any then-outstanding performance-based restricted stock units granted to Executive under the Plan will vest as if the performance goals had been achieved at 100% of targeted performance. In the case of a termination for Disability, vesting under this Section 3(e) will be subject to Executive’s compliance with Section 4 and the other provisions of this Agreement.”

4.
Construction. Except as specifically provided in this Amendment, the Change of Control and Severance Agreement will remain in full force and effect in accordance with its terms. To the extent a conflict arises between the terms of the Change of Control and Severance Agreement and this Amendment, the terms of this Amendment shall control.

5.
Entire Agreement. The Change of Control and Severance Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not expressly set forth in the Change of Control and Severance Agreement and this Amendment.

6.
Counterparts. This Amendment may be executed in several original or digital (PDF) counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page to Follow]
IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth below.
COMPANY    NUANCE COMMUNICATIONS, INC.
By:
Title:
Date:
EXECUTIVE    By:
Date: